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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No.33-57222) pertaining to the Reading Entertainment, Inc. 1992 Non-Qualified Stock Option Plan of our report dated March 18, 1999, with respect to the consolidated financial statements of Reading Entertainment, Inc. and Subsidiaries for the year ended December 31, 1998, included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                          /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
April 12, 2001